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                                                                     EXHIBIT 4.2

________________________________________________________________________________


                          SFP Pipeline Holdings, Inc.

                                      and

               First Trust of California, National Association,
             (successor Trustee to Bank of America National Trust
                and Savings Association, successor by merger to
                       Security Pacific National Bank),
                                    Trustee

                                ______________



                         First Supplemental Indenture

                          Dated as of  March 6, 1998


                                ______________



                         FIRST SUPPLEMENTAL INDENTURE
                           TO INDENTURE DATED AS OF
                              SEPTEMBER 13, 1990

________________________________________________________________________________

     FIRST SUPPLEMENTAL INDENTURE, dated as of March 6, 1998, between SFP PIPELINE HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 301 Nugget Avenue, Sparks, Nevada 89431, and FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Trustee"), as successor trustee to Bank of America National Trust and Savings Association, successor by merger to Security Pacific National Bank.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Indenture, dated as of September 13, 1990 (herein called the "Indenture"), to provide for the issuance of its unsecured debentures, notes or other evidences of indebtedness ("Debentures"); and

     WHEREAS, Section 11.01 of the Indenture provides that, subject to certain limitations, without the consent of any holders of the Debentures, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture or indentures supplemental to the Indenture; and

     WHEREAS, the Company's Board of Directors has duly authorized the substance of the modifications of the Indenture hereinafter set forth (the "First Supplemental Indenture") and the execution and delivery of this First Supplemental Indenture; and

     WHEREAS, as required by Section 4.05 of the Indenture and permitted by
Section 11.01(c) of the Indenture, the Company desires to execute this First Supplemental Indenture and has requested the Trustee to execute this First Supplemental Indenture; and

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

   NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Debentures, as follows:

     1. The Indenture shall be modified as follows. Brackets indicate matters to be deleted and italics indicate matters to be added.
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          a.   Recital. Introduction. shall be amended by deleting the second unnumbered paragraph thereof (such paragraph being the first recital thereof) and substituting therefor the following:

               WHEREAS, for its lawful corporate purposes, the Company has duly authorized an issue of its Variable Rate Exchangeable Debentures Due 2010 (hereinafter referred to as the "Debentures"), for an aggregate principal amount of Two Hundred Eighteen Million Nine Hundred Eighty One Thousand Dollars ($218,981,000) to be issued as registered Debentures without coupons, to be authenticated by the certificate of the Trustee, to be payable August 15, 2010, to be redeemable and subject to prepayment as hereinafter provided, and to be exchangeable for Common Units of Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), as hereinafter provided; and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has been duly authorized the execution of this Indenture; and

          b. Recital. Form of Reverse of Debenture. shall be amended by deleting the third unnumbered paragraph thereof and substituting therefor the following:

               The Indenture provides that upon the first to occur of final maturity on August 15, 2010 or the occurrence of certain other events described in Section 4.01(a) that accelerate the maturity of the Debentures, the holder of this Debenture is entitled, at his option, at any time during the 30-day Exchange Period prior to maturity described in Section 4.01(b), to exchange the outstanding principal amount of this Debenture (in whole but not in part) for Common Units (as defined in the Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership) of the Partnership, as said Common Units shall be constituted at the date of exchange, subject, however, to the right of the Company to elect to pay cash in lieu thereof under certain circumstances. The Debentures may be exchanged for Common Units at the exchange rate of 51.720927 Common Units for each $1,000 original principal amount of Debentures (regardless of the then remaining outstanding principal amount), or at the adjusted exchange rate in effect at the date of exchange determined as provided in the Indenture, upon surrender of this Debenture to the company at the office of agency of the Company in the City of Sparks, Nevada, or the Borough of Manhattan, The City of New York, New York, accompanied by written notice of election to exchange, and (if so required by the Company) by instruments

                                      -2-
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          of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his duly authorized attorney. No adjustment is to be made on exchange for interest accrued hereon or for distributions on Common Units delivered in exchange therefor. The Company is not required to deliver fractional interests in Common
          Units upon any such exchange, but shall make adjustments therefor in cash on the basis of the current market value of such fractional interests as provided in the Indenture.

          c.   Article One.  Definitions. shall be amended as follows:

               (1) The definition of "Cash From Interim Capital Transactions" shall be deleted and the following shall be substituted therefor:

          Cash From Interim Capital Transactions: The term "Cash From Interim Capital Transactions," when used with reference to the Partnership, shall have the meaning assigned to such term in Section 5.3(a) of the Partnership Agreement.

               (2) The definition of "Cash From Operations" shall be deleted and the following shall be substituted therefor:

          Cash From Operations: The term "Cash From Operations," when used with reference to the Partnership, shall have the meaning assigned to such term in Article II of the Partnership Agreement, but shall not in any case include any cash attributable to a Cumulative Common Unit Arrearage.

               (3) The definition of "Cumulative Common Unit Deficiency" shall be deleted and the following shall be substituted therefor:

          Cumulative Common Unit Arrearage: The term "Cumulative Common Unit Arrearage," when used with reference to the Partnership, shall have the meaning assigned to such term in Article II of the Partnership Agreement.

               In addition, each reference in the Indenture to a "Cumulative Common Unit Deficiency" shall be amended to refer to a "Cumulative Common Unit Arrearage."

               (4) The definition of "Partnership" shall be deleted and the following shall be substituted therefor:

                                      -3-
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          Partnership:  The term "Partnership" shall mean Kinder Morgan Energy
          Partners, L.P., a Delaware limited partnership, and any successor thereto.

               (5) The definition of "Partnership Agreement" shall be deleted and the following shall be substituted therefor:

          Partnership Agreement: The term "Partnership Agreement," when used with reference to the Partnership, shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended, supplemented or restated from time to time.

     2. Capitalized terms used herein but not defined herein shall have the meanings given to them in the Indenture.

     3. Except as specifically supplemented and amended by this First Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     4. The Recitals of the Company preceding Section 1 of this First Supplemental Indenture are statements of the Company and the Trustee has no responsibility for the accuracy or completeness thereof.

     5. This First Supplemental Indenture shall be governed by, and construed in accordance with, the law of the State of California.

     6. This First Supplemental Indenture may be executed in one or more counterparts, all of which, taken together, shall constitute one and the same First Supplemental Indenture.

                                      -6-
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                              SFP PIPELINE HOLDINGS, INC.



                              By:    /s/ BARRY R. PEARL
                                  ---------------------------------------------
                              Name:  Barry R. Pearl
                                    -------------------------------------------
                              Title: Senior Vice President
                                     ------------------------------------------


                              FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION (successor trustee to Bank of America National Trust and Savings Association, successor by merger to Security Pacific National Bank), as Trustee



                              By:    /s/ SHERI B. BALL
                                  ---------------------------------------------
                              Name:  Sheri B. Ball
                                   --------------------------------------------
                              Title: Vice President
                                     ------------------------------------------